                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


          Filed by the  registrant [X]

          Filed by a party  other  than the  registrant [ ]

          Check the appropriate box:

          [ ] Preliminary proxy statement

          [X] Definitive proxy statement

          [X] Definitive additional materials

          [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                            Carlyle Industries, Inc.
         --------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box)

     [X]  No fee  required.

     [ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
         0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5)   Total fee paid:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedules or Registration Statement No.:
     (3)  Filing party:
     (4)  Date filed:


----------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                            CARLYLE INDUSTRIES, INC.
                                  1430 BROADWAY
                            NEW YORK, NEW YORK 10018

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1997

                                   ----------


TO THE STOCKHOLDERS OF CARLYLE INDUSTRIES, INC.

     NOTICE is hereby given that the Annual Meeting (the "Meeting") of Stockholders of CARLYLE INDUSTRIES, INC. (the "Company"), a Delaware corporation, will be held at the Company's executive offices, 1430 Broadway, 12th Floor, New York, New York, on April 22, 1997, at 10:00 A.M. for the following purposes:

          1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

          2. To ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

          3. To vote on the approval of certain amendments to the Company's 1994 Incentive Program.

          4. To transact such other business as may properly come before the Meeting or any adjournments thereof.


     All of the above matters are more fully described in the accompanying Proxy Statement.


     The Board of Directors has fixed the close of business on March 25, 1997 as the date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting. A list of Stockholders entitled to vote at the Meeting will be open to examination by Stockholders during ordinary business hours for a period of ten (10) days prior to the Meeting at the executive offices of the Company, 1430 Broadway, New York, New York 10018. The list will also be available at the Meeting.

                                           By order of the Board of Directors,


                                           EDWARD F. COOKE
                                           Secretary

New York, New York
March 28, 1997


--------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                            CARLYLE INDUSTRIES, INC.
                                  1430 BROADWAY
                            NEW YORK, NEW YORK 10018

                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  ------------

                                 PROXY STATEMENT

                   APPROXIMATE DATE OF MAILING: MARCH 28, 1997

     The enclosed Proxy (the "Proxy") is solicited on behalf of the Board of Directors (the "Board") of Carlyle Industries, Inc. (f/k/a Belding Heminway Company, Inc.) (the "Company") for use at the Annual Meeting of Stockholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). Proxies in the accompanying form, which are properly executed and duly returned to the Company and not revoked prior to exercise, will be voted in accordance with the instructions contained therein. If a proxy is executed and returned without instructions as to how it is to be voted, such proxy will be voted in favor of all proposals contained in this Proxy Statement. Each proxy granted pursuant to this solicitation is revocable and may be revoked at any time prior to its exercise provided written notice of revocation is received by the Secretary of the Company prior to the Meeting. A Stockholder who attends the Meeting in person may, if he or she wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given by such Stockholder.

     The Company has two classes of outstanding voting securities entitled to be voted at the Meeting: common stock, $0.01 par value per share (the "Common Stock") and Series B Preferred Stock, $0.01 par value per share (the "Preferred Stock"). The Common Stock and the Preferred Stock are referred to herein together as the "Capital Stock" of the Company. Each outstanding share of Capital Stock (i.e., Preferred Stock and Common Stock) is entitled to one vote. Unless otherwise stated, the Common Stock and the Preferred Stock will vote together as a single class on all matters submitted for a Stockholders' vote at the Meeting.

     March 25, 1997 has been fixed by the Board as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on March 1, 1997, there were outstanding and entitled to vote 7,388,282 shares of Common Stock and 20,805,060 shares of Preferred Stock.

     The holders of a majority of the shares of Capital Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Any Stockholder present in person or by proxy at the Meeting who abstains from voting on any particular matter described herein will nonetheless be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of (i) a plurality of the shares of Capital Stock present or represented by proxy at the Meeting and entitled to vote is required to elect management's four nominees for election to the Board; (ii) a majority of the shares of Capital Stock present or represented by proxy at the Meeting and entitled to vote is required to ratify the selection by the Board of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and (iii) a majority of the shares of Capital Stock present or represented by proxy at the Meeting and entitled to vote is required to approve the proposed amendments to the Company's 1994 Incentive Program (the "Incentive Program").

     With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee, shares present by proxy where the Stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to any of the other matters to be voted upon, if the Stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on any such matter, the shares are not considered present at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board.


                           Year Became an
Name                Age    Executive Officer       Positions
----                ---    -----------------       ---------
Karen Brenner       41         1996            Chairman of the Board, President and
                                               Chief Executive Officer
Edward F. Cooke     43         1994            Vice President, Chief Financial Officer
                                               and Secretary


                              ELECTION OF DIRECTORS

                                   (PURPOSE 1)

     At the Meeting, four directors are to be elected to serve until their successors are elected and qualify. The Board has designated the individuals named below as nominees. Proxies received from Stockholders of the Company will be voted, unless authority to so vote is withheld, for the election of the Board's nominees. Authority to vote for any or all of the nominees may be withheld in the manner indicated on the enclosed proxy. If for any reason any of the nominees for election to the Board becomes unavailable for election, the proxies solicited will be voted for such other nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will not be available or will not serve if elected. All of the nominees for election at this Meeting were previously elected by the Company's Stockholders as directors of the Company.

     The number of directors currently constituting the full Board of Directors of the Company is seven. As of the date of the Meeting, there will be three vacancies on the Board, for which management is not submitting any nominees. The Board intends, immediately following the Meeting, to reduce the number of directors constituting the whole Board to four, in order to eliminate the vacancies. If, following the Meeting, the Board selects one or more additional persons to serve as directors, the Board will increase the number of directors constituting the whole Board in order to create the necessary vacancies to be filled by such persons. No such persons have been selected and, accordingly, there is no current plan to increase the number of directors constituting the full Board to more than four.

                             NOMINEES FOR DIRECTORS

                                      Year First
Name                    Age           Became a Director
----                    ---           -----------------
Karen Brenner            41           1996
Robert A. Levinson       71           1993
Samuel F. Pryor, IV      41           1993
Joseph S. DiMartino      53           1995


     The Board recommends a vote FOR each of the nominees for election as directors.

                            BIOGRAPHICAL INFORMATION

     Certain information about the executive officers and the nominees for election as directors is set forth below. This information has been furnished to the Company by the individuals named.

     Ms. Brenner was elected President and Chief Executive Officer of the Company effective as of October 9, 1996, and was appointed Chairman of the Board of the Company in May 1996. Ms. Brenner served as Vice Chairman of the Company from February 1996 until she was appointed Chairman and was engaged as a consultant to the Company in February 1996. Ms. Brenner is currently a Managing Director and has been affiliated with the Noel Group, Inc., a publicly held leveraged buy-out company ("Noel"), in various executive capacities since 1989. She has been responsible for making investment decisions for Noel and for the oversight of its portfolio companies. From 1992 until 1994, Ms. Brenner served as Chairman of the Board and a consultant to The Forschner Group, Inc.
Ms. Brenner is Chairman of the Board and Chief Executive Officer of Lincoln Snacks Company; a director of On Assignment, Inc.; a member of the Board of Trustees of Prep for Prep; and a trustee of the City Parks Foundation of New York.

     Mr. Levinson is a consultant to Andrex Industries Corp., a company engaged in textile manufacturing and processing, where he served as Chairman and Chief Executive Officer from April 1979 to May 1995. Since June 1989, he has served as Chairman of the Board of Levcor International Inc., a public company engaged in textile converting and oil and gas production.

     Mr. Pryor is currently a Managing Director of Noel, the President of the Prospect Group, Inc., a leveraged buy-out company ("Prospect'), and the President of Brazil Rail Partners, LLC, a private consulting company. He has been affiliated with Noel in various executive capacities since October 1990 and has been affiliated with Prospect in various executive capacities since 1986. Mr. Pryor is a director of Prospect, HealthPlan Services Corporation and Illinois Central Corporation.

     Mr. DiMartino is the Chairman of the Board of Noel. He has served in that capacity since March 1995. Since January 1995, Mr. DiMartino has been Chairman of the Board, a director, a trustee or the Managing General Partner of various funds in the Dreyfus Family of Funds. For more than five years prior thereto, he was President, a director, and until December 1994, Chief Operating Officer, of the Dreyfus Corporation (the "Fund Manager"), and Executive Vice President and a director of Dreyfus Service Corporation, a wholly-owned subsidiary of the Fund Manager and, until August 1994, the Fund's distributor. From August 1994 to December 1994, he was a director of Mellon Bank Corporation. He is a trustee of

Bucknell University, and a director of the Muscular Dystrophy Association and HealthPlan Services Corporation.

     Mr. Cooke was elected Chief Financial Officer of the Company in February 1997, was elected Secretary and Vice President of the Company in April 1996 and May 1996, respectively, and currently serves in such capacities. Mr. Cooke served as Controller of the Company from April 1994 until May 1996 and served as Chief Accounting Officer of the Company from March 1995 until February 1997. From December 1993 to March 1994, he was a consultant to the Company and advised the Company in connection with its accounting and financial operations. In October and November of 1993, Mr. Cooke worked as an independent consultant. From 1988 until September 1993, Mr. Cooke was the Director of Finance and Administration at McNamee Consulting Company, Inc. in New York City. In that capacity, he was responsible for the day to day oversight of financial and administrative affairs of that firm.

     No family relationship exists among the officers and directors of the Company.

     Messrs. DiMartino and Pryor and Ms. Brenner, all of whom are directors of the Company and nominees for election to the Board at this Meeting, are affiliated in various capacities with Noel. By virtue of its ownership of Common Stock and Preferred Stock of the Company, Noel holds voting control of the Company. See "Principal Stockholders" and "Changes in Control."


                                   COMMITTEES

COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1996 ("fiscal 1996"), the Board had three standing committees: a Compensation Committee, an Audit Committee and an Executive Committee, as well as certain special purpose committees.

     The Compensation Committee is currently composed of Messrs. Gilbert H. Lamphere, Joseph S. DiMartino, and Samuel F. Pryor, IV. Each of the aforementioned persons is not and never was an officer or employee of the Company or its subsidiaries. However, each of them is or was affiliated in one capacity or the other with Noel, the controlling stockholder of the Company. See "Biographical Information". Mr. Lamphere is not standing for re-election to the Board at the Meeting. The Compensation Committee works closely with the Board in establishing and implementing the Company's compensation policies and practices. See "Report of Compensation Committee." Additionally, it administers the Incentive Program under which employees, officers, directors, key executives, consultants and advisors of the Company are eligible to receive stock options, restricted stock and other benefits. See "Executive Compensation - Compensation of Directors" and "Approval of Amendments to 1994 Incentive Program."

     The Audit Committee is currently composed of Messrs. Robert A. Levinson, William L. Bennett, Samuel F. Pryor, IV and Alan E. Woltz. Messrs. Bennett and Woltz are not standing for re-election to the Board at the Meeting. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work.

     The Executive Committee is currently composed of Messrs. Robert A. Levinson and Joseph S. DiMartino and Ms. Karen Brenner. Mr. Gregory Cheskin, formerly a member of the Board of Directors and the President and Chief Executive Officer of the Company, also served as a member of the Executive Committee during portions of fiscal 1996.
He resigned as a member of the Executive Committee effective in October 1996. The Executive Committee has all the powers and authority granted to the full Board of Directors and functions as such between meetings of the full Board and when the full Board is otherwise unable to meet.

     The Company does not have a nominating committee.

MEETINGS OF THE BOARD

     During fiscal 1996, the Board of Directors held fifteen meetings, the Compensation Committee held two meetings, the Audit Committee held one meeting and the Executive Committee held one meeting. Each member of the Board attended over 75% of the meetings of the Board held in 1996, except for Samuel F. Pryor, IV, who attended eleven of the fifteen meetings of the Board held in 1996. In addition, each member of the Compensation Committee, the Audit Committee and the Executive Committee attended all meetings held of the respective Committees during fiscal 1996. The Company's directors discharge their responsibilities throughout the year, not only at Board and committee meetings, but also through personal meetings and other communications, including telephone contacts with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and/or Preferred Stock of the Company as of March 1, 1997. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. On March 1, 1997, there were outstanding 7,388,282 shares of Common Stock and 20,805,060 shares of Preferred Stock of the Company.

                                             COMMON STOCK                        SERIES B PREFERRED STOCK
                                             ------------                        ------------------------

                                                                                                       Percent of
                                   Amount of                              Amount of                    Aggregate
                                   Shares                                 Shares          Percent      Voting Power
Name and Address of                Beneficially                           Beneficially    of           of Capital
Beneficial Owner                   Owned              Percent of Class    Owned           Class        Stock
-------------------                -----              ----------------    -----           -----        -----
The Noel Group, Inc. (1)           2,205,814             29.81%           19,312,837.5     92.83%       76.3%
667 Madison Avenue
New York, NY  10021

GAMCO Investors, Inc. (2)            507,951             6.88%                    --         --          1.8%
c/o Gabelli Funds, Inc.
One Corporate Center
Rye, New York  10580



(1) Noel acquired the entire equity interest in the Company in October 1993. In February 1994, Noel made an irrevocable distribution to its common stockholders of 3,542,404 shares of the Company's Common Stock. In a series of other transactions, Noel sold, or caused the Company to issue, shares of the Company's Common Stock and/or Preferred Stock to various affiliates of Noel and certain members of the Company's management group. As Noel does not have or share voting or investment power over the securities transferred to its affiliates or members of the Company's management group, the shares reported in this table reflect Noel's remaining equity interest in the Company as of March 1, 1997. Messrs. Joseph S. DiMartino and Samuel
     F. Pryor, IV and Ms. Karen Brenner, all of whom are Board nominees for election at the Meeting, are affiliated in various capacities with Noel. See "Biographical Information." Each of these directors also beneficially owns shares of common stock, par value $.01 per share, of Noel ("Noel Common Stock"), as more particularly set forth in the footnotes to the table entitled "Equity Securities Beneficially Owned by the Directors and Named Executive Officers."

(2) Represents shares held by GAMCO Investors, Inc. and various other entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer, including registered investment companies and pension plans. This information is based solely upon the contents of a filing on Schedule 13D dated January 8, 1997 made by Mario J. Gabelli and related entities with the Securities and Exchange Commission.

                               CHANGES IN CONTROL


     As of March 1, 1997, Noel owned beneficially 2,205,814 shares of Common Stock and 19,312,837.5 shares of Preferred Stock (representing 76.3% of the issued and outstanding Capital Stock and voting power of the Company). By virtue of its ownership of the Common Stock and the Preferred Stock, Noel holds voting control of the Company. Under the terms of the Company's charter, the Preferred Stock is required to be redeemed by the Company, to the extent of legally available funds, in installments on or prior to March 1999, subject to the approval of the Company's banks. In addition, the Company has agreed to notify the Pension Benefit Guaranty Corporation ("PBGC") thirty days prior to taking certain actions, including any redemption of the Preferred Stock. To date, the Company has not made any of the scheduled redemptions, as the Company's lenders have declined to approve the redemption payments.

     The Company intends to fulfill its obligation to redeem the Preferred Stock as required by the Company's charter to the extent that the Company has cash resources in excess of those required to operate its business. As the Company does not currently expect to have such excess resources, its ability to redeem the Preferred Stock in the future will depend on the Company's future cash flow, the timing of the settlement of the liabilities recorded in the financial statements of the Company, and the ability of the Company to obtain financing, which it has not yet determined to seek. In addition, as the Company has agreed to notify the PBGC prior to making any redemption payments, as described above, the Company's decision to make any such payments will depend on the successful resolution of any issues which may arise with the PBGC relating to the Company's unfunded liability to its defined benefit plan.

     As of March 26, 1997, the Company discharged the last of its credit facilities. Consequently, if the Company does not give effect to the prior scheduled redemptions, the Company will be in default of its obligations to the holders of its Preferred Stock under the terms of its charter documents. The Company expects to enter into discussions with Noel, with a view to satisfying its obligations to the Preferred Stockholders in accordance with the terms of its charter to the extent consistent with the Company's resources. The Company may also enter into negotiations to modify the terms of the Preferred Stock, although the Company has not yet determined to do so. If such negotiations are commenced, they may result in an acceleration of the redemption of the Preferred Stock or other modifications to the terms of the Preferred Stock, provided the Company determines that such modifications are in its interest. In the event the Company redeems the Preferred Stock, at the regularly scheduled redemption dates in accordance with its charter, or pursuant to an accelerated payment schedule negotiated with Noel and the other Preferred Stockholders, or otherwise, voting control of the Company will at that time shift to the holders of the Company's Common Stock.

              EQUITY SECURITIES BENEFICIALLY OWNED BY THE DIRECTORS
                          AND NAMED EXECUTIVE OFFICERS

     According to information furnished to the Company, as of March 1, 1997, the nominees for election to the Board of Directors of the Company, the Company's current "named executive officers" (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K of the Securities Act of 1933, as amended (the "Act"), and all director nominees and executive officers as a group, beneficially owned shares of Capital Stock of the Company as set forth below. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Exchange Act under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                             COMMON STOCK                        SERIES B PREFERRED STOCK
                                             ------------                        ------------------------

                                                                                                       Percent of
                                   Amount of                              Amount of                    Aggregate
                                   Shares                                 Shares          Percent      Voting Power
Name and Address of                Beneficially                           Beneficially    of           of Capital
Beneficial Owner                   Owned              Percent of Class    Owned           Class        Stock
-------------------                -----              ----------------    -----           -----        -----
Karen Brenner                       254,200(1)           3.35%                --            --            (2)
c/o Carlyle Industries,
Inc.
1430 Broadway
New York, New York 10018


Edward F. Cooke                      10,000(3)             (4)                --            --            (2)
c/o Carlyle Industries,
Inc.
1430 Broadway
New York, New York 10018

Samuel F. Pryor, IV                 134,066(5)           1.81%           245,028.5(6)       1.18%       1.34%
645 Madison Avenue
Suite 2200
New York, New York 10021

Robert A. Levinson                  140,170(7)           1.90%             610,120          2.93%       2.66%
c/o Andrex Industries
Corp.
1071 Avenue of the
Americas
New York, New York 10019

Joseph S. DiMartino               2,230,892(8)          30.18%        19,508,860.5(9)      93.77%      77.11%
c/o Noel Group, Inc.
667 Madison Avenue
New York, New York 10021

All directors and                 2,769,328(11)(12)     36.37%          20,364,009(13)     97.88%       81.4%
 executive officers as a
 group(5 persons)(10)(11)(14)

----------
(1) Consists of: (i) 50,000 shares held by the Noel Group, Inc. Retirement Plan FBO K. Brenner, and (ii) 204,200 shares which Ms. Brenner could acquire upon the exercise of stock options.

(2)  Represents less than 1% of the aggregate votes entitled to be cast.

(3) Includes: (i) 5,000 shares held of record by Mr. Cooke, of which 2,000 are subject to employment vesting restrictions; and (ii) 5,000 shares which Mr. Cooke could acquire upon the exercise of stock options.

(4)  Represents less than 1% of the outstanding shares.

(5) Consists of: (i) 48,102 shares held of record by Mr. Pryor; (ii) 56,809 shares held by an irrevocable trust for the benefit of Mr. Pryor's minor children, as to all of which shares Mr. Pryor disclaims beneficial ownership; (iii) 23,102 shares held by The Prospect Group, Inc. Capital Accumulation IRC and Profit Sharing Plan for the benefit of Mr. Pryor; (iv) 453 shares held by Mr. Pryor's wife; and (v) 5,600 shares which Mr. Pryor could acquire upon the exercise of director's stock options. Mr. Pryor also beneficially owns the following shares of Noel Common Stock which are not reflected in the table set forth above: 301,665 shares (1.5%) of Noel Common Stock including 2,583 shares held by Mr. Pryor's wife, 5,748 shares of Noel Common Stock held by certain trusts for the benefit of Mr. Pryor's minor children as to all of which shares Mr. Pryor disclaims beneficial ownership; and 293,334 shares of Noel Common Stock issuable upon exercise of Noel stock options.

(6) Consists of: (i) 73,508.5 shares of Preferred Stock held of record by Mr. Pryor; (ii) 98,011.5 shares of Preferred Stock held by an irrevocable trust for the benefit of Mr. Pryor's minor children, as to all of which shares Mr. Pryor disclaims beneficial ownership; and (iii) 73,508.5 shares held by The Prospect Group, Inc. Capital Accumulation IRC and Profit Sharing Plan for the benefit of Mr. Pryor.

(7) Consists of: (i) 59,570 shares held of record by Mr. Levinson; (ii) 75,000 shares held by three trusts for the benefit of Mr. Levinson's children, as to all of which trusts Mr. Levinson serves as co-trustee; and (iii) 5,600 shares of Common Stock which could be acquired by Mr. Levinson upon the exercise of director's stock options.

(8) Consists of: (i) 4,600 shares which could be acquired upon exercise of director's stock options; (ii) 20,478 shares held by Mr. DiMartino as trustee under two Rabbi Trusts (the "Rabbi Trusts") established by the Company for the benefit of former executives under the Company's deferred compensation program; and (iii) 2,205,814 shares held by Noel, of which Mr. DiMartino is a director, as to all of which shares Mr. DiMartino disclaims beneficial ownership. Mr. DiMartino also beneficially owns 808,334 shares (3.8%) of Noel Common Stock which consists solely of shares issuable upon exercise of stock options and warrants.

(9) Consists of: (i) 196,023 shares held by Mr. DiMartino as trustee under the Rabbi Trusts and (ii) 19,312,837.5 shares held by Noel, of which Mr. DiMartino is a director, as to all of which shares Mr. DiMartino disclaims beneficial ownership.

(10) For purposes of computing the aggregate number of shares beneficially owned by directors and Executive Officers of the Company as a group, the same shares are not counted more than once.

(11) Includes 225,000 shares subject to stock options issued under the Incentive Program which were exercisable on or within 60 days after March 1, 1997.

(12) Includes 2,205,814 shares held by Noel, as referred to in footnote (8) above.

(13) Includes 19,312,837.5 shares held by Noel, as referred to in footnote (9) above.

(14) Information relating to the beneficial ownership of securities by Messrs. Cheskin, Tolles and Silverman, all of whom are deemed to be "named executive officers" of the Company in respect of fiscal 1996, is not included in the above table as each of them resigned as an executive officer of the Company prior to March 1, 1997. Additionally, no information has been provided as to the current directors of the Company who are not standing for re-election at the Meeting.


                             EXECUTIVE COMPENSATION

                  The following summary compensation table sets forth certain information concerning the compensation of the Named Executive Officers for the fiscal years ending as of December 31, 1996, 1995 and 1994.


                           SUMMARY COMPENSATION TABLE

                                                                          Restricted
                                                                            Stock        Other Annual        All Other
 Name and Principal                    Salary                 Options       Awards       Compensation       Compensation
     Position             Year          ($)        Bonus($)    (#)(1)      ($)(2)           $(3)                 ($)
     --------             ----          ---       --------    -------      ------         ---------          ---------
-------------------------------------------------------------------------------------------------------------------------
   Karen Brenner      Fiscal 1996        0        150,000     211,000         0               (3)            210,355(5)
   President and
  Chief Executive
    Officer(4)
-------------------------------------------------------------------------------------------------------------------------
 Edward F. Cooke,     Fiscal 1994      67,500      26,000      5,000          0                                    0
  Vice President,     Fiscal 1995      94,500      10,000      5,000          0               (3)              1,772(6)
  Chief Financial     Fiscal 1996     111,750      85,000        0            0                                2,804(6)
    Officer and
   Secretary (7)
-------------------------------------------------------------------------------------------------------------------------
Gregory H. Cheskin    Fiscal 1994     296,667     160,000     40,000          0                               75,000(8)
 Former Officer(9)    Fiscal 1995     335,000        0           0            0               (3)             80,426(6)(8)
                      Fiscal 1996     327,003        0           0            0                               63,079(6)
-------------------------------------------------------------------------------------------------------------------------
Winton J. Tolles      Fiscal 1994     208,333     100,000     20,000          0                               55,500(8)
Former Officer(10)    Fiscal 1995     230,000        0           0            0               (3)             60,399(6)(8)
                      Fiscal 1996     202,084        0           0            0                               19,135(6)
-------------------------------------------------------------------------------------------------------------------------
Gary P. Silverman     Fiscal 1994     125,000      60,000      5,000          0                                    0
Former Officer(11)    Fiscal 1995     130,000        0           0            0               (3)              3,251(6)
                      Fiscal 1996     130,000      25,000        0            0                                4,063(6)

     (1) Stock options reported under this column were granted under the terms and provisions of the Incentive Program. For a description of the stock options granted in fiscal 1996, see "Option Grants in Last Fiscal Year".

     (2) As of July 1, 1993, Messrs. Cheskin, Tolles, Silverman and Cooke were issued 319,885, 150,000, 12,500 and 0 shares of restricted Common Stock, respectively; and as of March 1, 1994, Messrs. Cheskin, Tolles, Silverman and Cooke were issued 9,000, 4,500, 375 and 5,000 shares of restricted Common Stock, respectively. On those dates there existed no independent trading market for the Company's Common Stock. The shares were acquired by the Named Executive Officers at a price of $.20 per share, which was the then fair market value of the Common Stock as determined by the Board of Directors. Accordingly, no value has been attributed to the awards of restricted stock in the Summary Compensation Table. The restricted shares vest in five equal annual installments of 20% commencing on the date of grant. Additionally, they vest immediately upon a "change in control" of the Company. All of the shares reported in the table below will vest in full on or prior to March 1998. If the recipient's employment by the Company terminates prior to vesting, the Company has the right to reacquire any unvested shares at the lesser of the then fair market value and $.20 per share. The Company has agreed to waive this right, subject to certain limitations, in respect of Messrs. Cheskin, Tolles and Silverman. See "Employment Agreements/Separation Agreements". As of the date of grant, the recipients are entitled to full voting and dividend rights on a pro rata basis with the other holders of the Company's
          Common Stock.

          Based upon the latest information available to the Company, the number and value of the aggregate restricted stock holdings of Messrs. Cheskin, Tolles, Silverman and Cooke on December 31, 1996 are set forth below. Values were calculated by multiplying the closing price of the Common Stock (as reported on the NYSE on December 31, 1996) by the respective number of shares and subtracting therefrom the aggregate consideration paid by the recipients.

                                             Shares           Value
          Named Executive Officer             #                ($)
          -----------------------           ------             ---
          Gregory H. Cheskin               328,885            715,325

          Winton J. Tolles                 174,385            379,287

          Gary P. Silverman                 12,875             28,003

          Edward F. Cooke                    5,000             10,875

     (3) The named executive officer receives certain perquisites; such perquisites, however, do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

     (4) Ms. Brenner was elected to serve as President and Chief Executive Officer of the Company effective in October 1996.

     (5) The amount reflected in this column consists of $188,440 of consulting fees paid to Ms. Brenner under her Consulting Agreement with the Company, see "Employment Agreements/Separation Agreements," and $21,915 of director fees paid to Ms. Brenner for her service on the Board, see "Director Compensation."

     (6) The amounts reported in this column include the matching Company contributions to the Company's Deferred Compensation 401(k) Plan and the Non-Qualified Deferred Compensation Program on behalf of the named executive officers for fiscal years 1995 and 1996 (no contributions were made in 1994), as set forth below.

          Name                          Qualified Plan ($)              Non-Qualified Plan($)
          ----                          ------------------              ---------------------
                                      1995               1996         1995                1996
                                      ----               ----         ----                ----
          Gregory H. Cheskin         4,070               4,070        1,357              2,759
          Winton J. Tolles           3,675               3,508        1,225              1,752
          Gary P. Silverman          2,438               2,438         813               1,625
          Edward F. Cooke            1,772               2,023          0                 781

     (7) Mr. Cooke was elected Chief Financial Officer of the Company in February 1997, was elected Secretary of the Company effective in April 1996, and was elected Vice President of the Company in May 1996. From April 1994 until May 1996, Mr. Cooke served as Controller of the Company, and from March 1995 until February 1997, he served as Chief Accounting Officer of the Company.

     (8) The amounts reported in this column include sums deferred by Messrs. Cheskin ($75,000 per annum) and Tolles ($55,500 per annum) pursuant to the Company's "Deferred Compensation Program," see "Employment Agreements/Separation Agreements," through the dates of their respective resignations as officers of the Company. No further amounts have been contributed for them to the "Deferred Compensation Program" since those dates.

     (9) Mr. Cheskin resigned as President, Chief Executive Officer and a director of the Company effective in October 1996. He will remain an employee of the Company until October 8, 1997, pursuant to the terms of his Separation Agreement with the Company. See "Employment Agreements/Separation Agreements."

     (10) Mr. Tolles resigned as Vice President, Chief Financial Officer, Secretary and a director of the Company effective in May 1996. He will remain an employee of the Company until May 17, 1997, pursuant to the terms of his Separation Agreement with the Company. See "Employment Agreements/Separation Agreements."

     (11) Mr. Silverman resigned as Vice President-Human Resources of the Company effective in January 1997. He will remain an employee of the Company until July 31, 1997, pursuant to the terms of his Separation Agreement with the Company. See "Employment Agreements/Separation Agreements."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain summary information concerning individual grants of stock options to purchase shares of Common Stock made to Named Executive Officers during fiscal 1996. Except as set forth in the table on the following page, during fiscal 1996 the Company did not grant any stock options to any of the Named Executive Officers.

                                                                                                 Potential Realizable
                                                                                               Value at Assumed Rates of
                                                                                                Stock Price Appreciation
                           INDIVIDUAL GRANTS                                                      for Option Term(2)
-----------------------------------------------------------------------------------------------------------------------
                                     Percent of Total
                   Number of            Options
                    Shares             Granted to
                  Underlying          Employees in         Exercise
                    Grant              Fiscal Year          Price          Expiration           5%            10%
   Name            (1)(#)                   %                ($)              Date             ($)           ($)
   -----          ---------            -----------          ------           ------           -------      -------
Karen Brenner         210,000               (3)                2.00            2/9/06          264,600       669,900
                        1,000               (3)                2.125           5/9/06            1,335         3,385
Edward F. Cooke             0                0                  --                --              --            --
Gregory H. Cheskin          0                0                  --                --              --            --
Winton J. Tolles            0                0                  --                --              --            --
Gary P.  Silverman          0                0                  --                --              --            --

     (1) In February 1996, Ms. Brenner received stock options under the Incentive Program to purchase 200,000 shares of the Company's Common Stock at the market price of the Common Stock on the date of grant ($2.00) in connection with her engagement as a consultant to the Company. See "Employment Agreements/Separation Agreements." Such stock options terminate ten years after the date of grant and vested as follows: (i) 50,000 of the underlying shares vested on the date of grant and (ii) the remaining 150,000 of the underlying shares vested at the rate of 12,500 per month beginning February 29, 1996. In addition, prior to becoming an Executive Officer of the Company in October 1996, Ms. Brenner received Director Options to purchase, in the aggregate, 11,000 shares of Common Stock. For a description of the Director Options, see "Compensation of Directors."

     (2) Amounts represent hypothetical gains that could be achieved from the exercise of the respective stock options and the subsequent sale of the Common Stock underlying such options if the options were exercised at the end of the option terms. The gains are based upon assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. The rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     (3) Ms. Karen Brenner was the sole recipient of stock options under the Incentive Program in fiscal 1996 (other than Outside Directors pursuant to the Formula Plan).


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain summary information concerning stock option exercises during fiscal 1996 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of December 31, 1996.


                                                                                             Value of Unexercised
                    # of Shares                                      Number of Unexercised   "In the Money"
                    Acquired on      Value              Annualized   Year Options at Fiscal  Options at
Name                Exercise(1)      Realized(1)        Gain (1)     End(2)                  Fiscal Year End(3)
----                -----------      -----------        --------     ----------------        --------------------
                                                                     Exer-   Unex-           Exer-       Unex-
                                                                     cisable ercisable       cisable     ercisable
Karen Brenner             --          --                 --           177,200    33,800       66,425      12,575
Edward F. Cooke           --          --                 --             5,000     5,000         --          --
Gregory H. Cheskin        --          --                 --            24,000    16,000         --          --
Winton J. Tolles          --          --                 --            12,000     8,000         --          --
Gary P. Silverman         --          --                 --             3,000     2,000         --          --


     (1) None of the Named Executive Officers exercised any stock options during fiscal 1996.

     (2) Represents the aggregate number of stock options held as of December 31, 1996 which could and could not be exercised on that date pursuant to the terms and provisions of the stock options and the Incentive Program.

     (3) All of the unexercised stock options held by Named Executive Officers at the 1996 fiscal year end were "out of the money" (i.e., the exercise price of the options exceeded the fair market value of the Common Stock), except for the unexercised stock options held by Ms. Karen Brenner which were "in the money" at the 1996 fiscal year end.

COMPENSATION OF DIRECTORS

     During fiscal 1996, each director who was not an officer or an employee of the Company (an "Outside Director") received a director's fee of $10,000 (prorated where applicable) plus a $3,000 chairman fee for each committee of which he or she was the chairman plus $1,000 for attendance at each meeting of the Board, $250 for attendance at each Executive Committee, Audit Committee or Compensation Committee meeting and $750 for attendance at each special purpose committee meeting. Additionally, the Incentive Program, as adopted by the Stock holders of the Company as of December 6, 1994, and amended as of June 20, 1995, provides for the automatic grant of stock options (the "Director Options") to Outside Directors pursuant to a Formula Plan. Pursuant to the terms of the Formula Plan, in fiscal 1996, each Outside Director received, on the date of the last annual meeting, a Director Option to purchase 1,000 shares of Common Stock, and Ms. Karen Brenner received a Director Option to purchase 10,000 shares of Common Stock on the date that she joined the Board. Director Options are exercisable at the fair market value of the Common Stock on the date of grant and become exercisable over four years from the date of grant with installments of 20% of the total number of underlying shares vesting on the grant date and on each of the first four anniversaries of the date of grant; provided, however, that Director Options which have not otherwise vested become exercisable in full immediately upon the death of the grantee, the grantee's retirement from the Board because of a permanent disability or a "change of control" of the Company. Director Options terminate ten years after the date of grant or, if sooner, two years after the grantee's termination as a director of the Company for any reason (except that if the grantee is removed from the Board for cause, all Director Options granted to him terminate immediately upon such removal). The Incentive Program permits awards of Director Options for up to

100,000 shares in the aggregate to all Outside Directors (subject to certain anti-dilution provisions).

     The Board of Directors adopted an amendment to the Incentive
Program, subject to Stockholder approval at this Meeting, which would eliminate the automatic grant of Director Options to Outside Directors under the Formula Plan and instead permit Outside Directors to participate, on a discretionary basis, in the Incentive Program on the same basis as the other participants in the Incentive Program. Stockholders will be asked to approve the amendment elsewhere in this Proxy Statement. See "Approval of Amendments to 1994 Incentive Program."

EMPLOYMENT AGREEMENTS/SEPARATION AGREEMENTS

     On October 8, 1996, the Company and Mr. Cheskin entered into a Separation Agreement (the "Cheskin Separation Agreement") pursuant to which Mr. Cheskin resigned as President and Chief Executive Officer of the Company, and as a member of the Board of Directors of the Company and its affiliates, effective as of October 8, 1996. Pursuant to the terms of the Cheskin Separation Agreement, Mr. Cheskin will continue to serve as an employee of the Company until October 8, 1997, at a compensation rate of $300,000 per annum. In addition, Mr. Cheskin is entitled to receive from the Company certain perquisites and coverage under the Company's benefit plans through October 7, 1997. In connection with the Cheskin Separation Agreement, the Company paid Mr. Cheskin's accrued vacation pay through his resignation date, and made available to him the services of the Company's Key Executive Outplacement Program. Under the terms of the Cheskin Separation Agreement, Mr. Cheskin's shares of restricted stock and stock options will not be forfeited upon the termination of his employment with the Company, but instead will continue to vest at the dates set forth in the applicable instruments of grant in the same manner as if there had been no termination of employment, subject to divestiture only in the event of conduct by Mr. Cheskin which is injurious to the Company's best interests. Under the original employment agreement between Mr. Cheskin and the Company, the Company funded a "deferred compensation program," i.e., a "Rabbi Trust," for Mr. Cheskin's benefit. Under the terms of the Cheskin Separation Agreement, the Company is not required to make any further contributions to the Rabbi Trust (although the Rabbi Trust will remain in effect with respect to monies contributed prior to his resignation as an officer in accordance with its terms).

     On March 25, 1996, Ms. Brenner and the Company entered into a consulting agreement (the "Consulting Agreement") of unspecified duration, which provided for Ms. Brenner to receive an annual consulting fee of $100,000. In addition, pursuant to the Consulting Agreement, Ms. Brenner was granted a non-qualified stock option under the Incentive Program to purchase 200,000 shares of the Company's Common Stock at an exercise price of $2.00 per share (the closing price of the Company's stock on February 9, 1996). For a description of this option, see "Option Grants in Last Fiscal Year." In May 1996, Ms. Brenner was elected the Chairman of the Board of the Company. Subsequently, she was also elected to serve as the President and Chief Executive Officer of the Company. Ms. Brenner currently devotes substantial business time to the Company. In conjunction with Ms. Brenner's ascension as Chairman of the Board, the Compensation Committee increased Ms. Brenner's annual consulting fee under the Consulting Agreement to $250,000 in recognition of her expanded responsibilities. At that time, the Committee also decided to award Ms. Brenner a special, one-time bonus of $250,000 upon a successful sale of the Company. Subsequently, in February 1997, the Committee determined to make the bonus payable in the event of a sale of the Company's Thread Division, consistent with the Board's contemporaneous determination that a sale of the Thread Division was in the best interests of the Stockholders. Ms. Brenner has since earned that bonus, as the Company completed the sale of its Thread Division to a subsidiary of Hicking Pentecost PLC, effective March 26, 1997.

     On June 20, 1996, the Company and Mr. Tolles entered into a Separation Agreement (the "Tolles Separation Agreement") pursuant to which Mr. Tolles resigned as Vice President, Chief Financial Officer and Secretary of the Company, and as a member of the Board of Directors of the Company and its affiliates, effective as of May 17, 1996. Pursuant to the terms of the Tolles Separation Agreement, Mr. Tolles will continue to serve as an employee of the Company until May 17, 1997, at a compensation rate of $185,000 per annum. Effective as of May 18, 1997, Mr. Tolles will be paid a monthly severance benefit of $19,166.66 through December 31, 1997, subject to Mr. Tolles refraining from engaging in any conduct which is injurious to the Company's best interests, as determined by the Board of Directors. In addition, Mr. Tolles is entitled to receive from the Company certain perquisites and coverage under the Company's benefit plans through May 17, 1997. In connection with the Tolles Separation Agreement, the Company made available to Mr. Tolles the services of the Company's Key Executive Outplacement Program. Under the terms of the Tolles Separation Agreement, Mr. Tolles' shares of restricted stock and stock options will not be forfeited upon the termination of his employment with the Company, but instead will continue to vest at the dates set forth in the applicable instruments of grant in the same manner as if there had been no termination of employment, subject to divestiture only in the event of conduct by Mr. Tolles which is injurious to the Company's best interests. Under the original employment arrangement between Mr. Tolles and the Company, the Company funded a "deferred compensation program," i.e., a "Rabbi Trust," for Mr. Tolles' benefit. Under the terms of the Tolles Separation Agreement, the Company is not required to make any further contributions to the Rabbi Trust (although the Rabbi Trust will remain in effect with respect to monies contributed prior to his resignation as an officer in accordance with its terms).

     On January 31, 1997, the Company and Mr. Silverman entered into a Separation Agreement (the "Silverman Separation Agreement") pursuant to which Mr. Silverman resigned as Vice President - Human Resources of the Company, effective as of January 31, 1997. Pursuant to the terms of the Silverman Separation Agreement, Mr. Silverman will continue to serve as an employee of the Company until July 31, 1997, at a compensation rate of $130,000 per annum. In addition, Mr. Silverman is entitled to receive from the Company certain perquisites and coverage under the Company's benefit plans through July 31, 1997. In connection with the Silverman Separation Agreement, the Company paid Mr. Silverman's accrued vacation pay through his resignation date and made available to him the services of the Company's Key Executive Outplacement Program. Additionally, the Compensation Committee awarded Mr. Silverman a bonus of $25,000 in recognition of his services rendered in fiscal 1996. Under the terms of the Silverman Separation Agreement, Mr. Silverman's shares of restricted stock will not be forfeited upon his termination of employment with the Company, but instead will continue to vest at the dates set forth in the applicable instruments of grant in the same manner as if there had been no termination of employment, subject to divestiture only in the event of conduct by Mr. Silverman which is injurious to the Company's best interests.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed. Based solely on the Company's review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 1996, the Company believes that all reporting requirements applicable to its executive officers, directors, and more than ten percent stockholders were complied with for the fiscal year 1996, except that Mr. William L. Bennett failed to timely file a report in respect of three sales of shares of Common Stock aggregating 10,000 shares during December 1996.

                             STOCK PERFORMANCE GRAPH

     The quarterly changes in cumulative shareholder return for the period commencing on December 16, 1994, when the Company's stock was unstapled from the common stock of Noel, and ending on December 31, 1996, are shown on the following graph. The assumption is that $100 was invested in shares of the stock of each of the Company, a peer group comprised of Cone Mills, Springs Industries and Dixie Yarns (with the amount pro-rated by market capitalization as of the beginning of the period) and the Russell 2000 Index (and that all dividends were reinvested). The total cumulative dollar returns shown in the graph represent the value such investments would have had on December 31, 1996. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                             RUSSELL          PEER
DATE            BHY        2000 INDEX      GROUP INDEX
----            ---        ----------      -----------
12/16/94           100            100            100

 3/31/95      106.6667       108.2033       105.1028

 6/30/95      76.66667       117.6888       103.4691

 9/30/95      63.33333       128.7884       109.5425

12/31/95      41.66667       131.1079       118.8981

 3/31/96      33.33333        137.249       132.4929

 6/30/96            25       143.8216       146.7259

 9/30/96      26.66667       143.3693       131.9732

12/31/96      31.66667       149.0332       127.0969

REPORT OF COMPENSATION COMMITTEE

OVERALL POLICY

     The Company's executive compensation program is designed to be closely linked to corporate performance and the total return to Stockholders over the long-term. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and Stockholder interests and finally to reward individual contributions as well as overall business results.

     The Compensation Committee works closely with the full Board in establishing and implementing the Company's compensation policies and principles. The key elements of the Company's executive compensation during the last fiscal year consisted of base salary (or consulting fees, in the case of Ms. Brenner), an annual bonus and the grant of stock options under the Incentive Program.

SALARIES

     The Compensation Committee approves the salaries of the Chief
Executive Officer and Chief Financial Officer of the Company and exercises oversight over the compensation of the other executive officers of the Company. All final determinations are subjective. In establishing salary levels (or consulting fees, in the case of Ms. Brenner) for fiscal 1996, the Committee placed the most emphasis on management's efforts in restructuring the Company's businesses and promoting greater cost-efficiencies and on the success of the Company's strategic divestiture strategy. The Committee also afforded substantial weight to the Company's long-term prospects and performance. The factors of lesser significance which the Committee considered were experience of the executive officers and the Committee's subjective understanding of salary levels of executive management personnel of other similarly situated companies.

BONUSES

     Bonuses are determined in accordance with the Company's bonus plan. Under the bonus plan, bonuses are awarded to executive officers based upon the attainment by the Company of certain predetermined ROTC levels (i.e., return on total capital) and the achievement by the executive officers of individual performance objectives. The target levels and objectives are approved by the Committee at the beginning of the fiscal year. Notwithstanding the satisfaction of target levels and objectives, all final determinations of bonuses require the approval of the Committee. All persons serving as executive officers at fiscal year end were awarded bonuses in fiscal 1996 (see "Summary Compensation
Table"). In fiscal 1996, the Committee also determined to award Ms. Brenner and Mr. Cooke special, one-time bonuses of $250,000 and $50,000, respectively, in recognition of their extraordinary efforts in carrying out the Company's strategic divestiture program, such bonuses being contingent upon the closing of the sale of the Company's Thread Division. These bonuses have now been earned by Ms. Brenner and Mr. Cooke, as the Company completed the sale of its Thread Division to Hicking Pentecost PLC, effective March 26, 1997.

STOCK OPTIONS

     Under the Incentive Program, which was adopted by the Company in 1994, the Company's employees and executive officers are eligible to receive stock options, stock appreciation rights, restricted stock and other stock based awards. The Committee is responsible for determining the recipients and the size of the awards. In selecting the size and type of awards under the Incentive Program, the Committee considers the nature of the position held as well as the other factors used to determine salaries and its subjective expectation of the potential for appreciation in the market value of the Common Stock. All final determinations are subjective.

     Stock options awarded under the Incentive Program generally vest over a period of several years from the date of grant. This approach is designed to align the interests of the executive officers with those of the Stockholders over the long-term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

COMPENSATION OF CHIEF EXECUTIVE OFFICEr

     Mr. Gregory H. Cheskin, formerly the Chief Executive Officer and President of the Company, resigned from those positions, effective as of October 8, 1996. In connection with his resignation, the Company and Mr. Cheskin entered into the Cheskin Separation Agreement, described in "Employment Agreements/Separation Agreements" above, pursuant to which Mr. Cheskin has agreed to remain in the employ of the Company until October 8, 1997.

     Prior to his resignation as the Company's Chief Executive Officer, Mr. Cheskin was entitled to receive a minimum annual salary, subject to periodic increases as determined by the Board, acting with the input and approval of the Committee, and a bonus determined in accordance with the Company's annual bonus plan, as described above. Additionally, he was eligible for the receipt of benefits under the Incentive Program and participated in a "Deferred Compensation Program," described in "Employment Agreements/Separation Agreements."

     Mr. Cheskin's 1996 base salary was established consistent with the considerations applicable to all other executive officers of the Company. The Committee did not apply objective Company performance criteria, but relied more generally on its continued subjective determination of Mr. Cheskin's ability. No compensation was awarded to Mr. Cheskin on account of fiscal 1996, other than base salary and compensation paid pursuant to the Cheskin Separation Agreement.

     Ms. Karen Brenner, the current Chairman of the Board, Chief Executive Officer and President of the Company, is paid a consulting fee for her services under her Consulting Agreement, described in "Employment Agreements/Separation Agreements" above. Originally, when Ms. Brenner was retained as a consultant to the Company in February 1996, her consulting fee was set by the Committee at $100,000 per annum. Subsequently, at the time she was appointed Chairman of the Board of the Company, the Committee approved an increase in her consulting fee to $250,000 per annum, in recognition of her expanded responsibilities.

     Ms. Brenner is also eligible for participation in the Company's annual bonus plan, as described above. The Committee awarded Ms. Brenner a $150,000 bonus under the Company's bonus plan on account of fiscal 1996, in recognition of her efforts in bringing about substantial reductions in the Company's overhead and other significant improvements in the Company's operations and of her leadership role in effectuating the successful refinancing of the Company's credit facilities. As previously described, the Committee also awarded Ms. Brenner a special one-time bonus in view of her efforts in connection with the sale of the Company's Thread Division, which she earned in March 1997.

     In order to induce Ms. Brenner to apply substantial business energies to the affairs of the Company, and to incentivize her to achieve superior performance, when the Company originally retained Ms. Brenner in February 1996, the Committee awarded her a non-qualified stock option under the Incentive Program to purchase 200,000 shares of the

Company's Common Stock at an exercise price of $2.00 per share (the fair market value of the Common Stock on the date of grant). For a description of that option, see "Option Grants in Last Fiscal Year." In addition, prior to becoming an executive officer of the Company, Ms. Brenner received Director Options to purchase, in the aggregate, 11,000 shares of Common Stock under the Formula Plan on the same basis as the other Outside Directors.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION PLANS

                  It is the policy of the Compensation Committee to have the executive compensation plans of the Company treated as fully tax deductible under Section 162(m) of the Internal Revenue Code, as amended (the "Code") whenever, in the judgment of the Committee, to do so would be consistent with the business objectives of those plans. All compensation paid during fiscal year 1996 was, in fact, fully tax deductible. The Compensation Committee, however, reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

                             Compensation Committee

                               GILBERT H. LAMPHERE
                               JOSEPH S. DIMARTINO
                               SAMUEL F. PRYOR, IV



                              INDEPENDENT AUDITORS

                                   (PURPOSE 2)

     Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, have been appointed by the Board of Directors, upon recommendation of the Audit Committee of the Board, as independent auditors for the Company to examine and report on its financial statements for the fiscal year ending December 31, 1997, which appointment is being submitted to the Stockholders for ratification at the Meeting. Representatives of Arthur Andersen are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Capital Stock of the Company present at the Meeting, in person or by proxy, and entitled to vote thereon. Submission of the appointment of Arthur Andersen to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the auditors resign or their engagement is otherwise terminated.

     The Board recommends a vote FOR the appointment of Arthur Andersen LLP as independent auditors of the Company.

                APPROVAL OF AMENDMENTS TO 1994 INCENTIVE PROGRAM

                                   (PURPOSE 3)

     The Board adopted certain amendments to the Company's 1994 Incentive Program, as amended as of June 20, 1995 (the "Program" or the "Incentive Program"), subject to the approval by the Company's Stockholders at the Meeting. The complete text of the Program, as amended, is attached as Exhibit A to this Proxy Statement and the amendments for which Stockholder approval is being sought are described below. The following summary of the Program and these amendments are qualified by reference to the text of the Program.

PROPOSED AMENDMENTS

     The following is a summary of the material amendments to the Program for which Stockholder approval is being sought.

Increase in Number of Shares

     The Board has amended the Program to increase the number of shares that may be issued pursuant to benefit awards under the Program by 500,000 shares of Common Stock.

     The increase in the number of shares that may be issued under the Program was adopted in order to enable the Company to continue to use the Program as an incentive for its key employees and directors in order to promote the long-term success of its business.

Limitation on Grants

     The Board has amended the Program to provide that the maximum number of shares for which stock options may be granted under the Program to any individual during any calendar year is 400,000.

     In order for non-qualified stock options granted at current fair market value to qualify for the performance-based exception to the $1 million limitation on executive compensation deductions imposed by the Code, the Program must set forth the maximum number of shares with respect to which options may be granted to any individual during a specified period of time. For this reason, the Board of Directors has amended the Program, subject to Stockholder approval, to provide such a limitation.

Expansion of Class of Eligible Grantees

     The Board has amended the Program (i) to eliminate automatic grants of non-qualified stock options, i.e., "Director Options", to directors of the Company who are neither employees nor officers of the Company ("Outside Directors") at specified times in accordance with a pre-established formula (the "Formula Plan"), and (ii) to expand the class of persons eligible to receive discretionary benefits under the Program to include Outside Directors. See "Committees of the Board of Directors" and "Compensation of Directors."

     The Company maintained the Formula Plan for Outside Directors in order to enable the Incentive Program administrators (all of whom are Outside Directors) to administer the Program without violation of the "disinterested administration" requirement promulgated under Rule 16b-3 of the Exchange Act. Rule 16b-3 of the Exchange Act provides a safe-harbor for insiders to participate in stock-based employee benefit plans without violation of the short-swing profit provisions. Previously, plan administrators were generally prohibited under the

Rule from participation in stock-based employee benefit plans, except under limited circumstances, such as pursuant to a "Formula Plan". However, Rule 16b-3 was recently changed to permit plan administrators to receive discretionary benefit grants under the plans which they administer on the same basis as the other participants in the programs. In general terms, the Rule now provides that all discretionary benefit grants, even to plan administrators, will qualify for the safe-harbor of Rule 16b-3 so long as they are either approved by the stockholders, the full board of directors or a committee of "disinterested directors" within the meaning of the Rule, or if they are subject to certain specified restrictions on transferability. Hence, the Board of Directors discontinued the Formula Plan and amended the Program to provide for participation by Outside Directors on a discretionary basis. The purpose of these changes is to simplify and streamline the administration of the Company's stock-based employee benefit plans and eliminate the redundancies between the Formula Plan and the discretionary portion of the Program. As a result, if these amendments are approved by the Stockholders at the Meeting, Outside Directors will thereafter be eligible to receive discretionary grants of non-qualified stock options under the Incentive Program on the same basis as the other participants in the Program.

Restriction on Exercise Price of Grants

     The Board of Directors has also amended the Program to provide that the exercise price of all stock options granted under the Program must not be less than the fair market value of the Common Stock on the date of grant. This restriction on the exercise price of stock options granted under the Program is designed to incentivize the creation of stockholder value over the long-term since the option recipients will not realize the full benefits of their compensation packages unless stock price appreciation occurs.

Limitations on Transferability

     The Board of Directors has further amended the Program to eliminate the restrictions on the transferability of rights granted under the Program. Rule 16b-3 of the Exchange Act previously required that stock-based award grants to insiders be subject to certain specified restrictions on transferability. Principally as a result of that Rule, the Program previously contained a general transferability restriction. However, the recent amendments to Rule 16b-3 of the Exchange Act have also eliminated the requirement that every stock-based grant to insiders be subject to transferability restrictions to qualify for the safe-harbor of that Rule. Instead, the Rule now provides for several options which the issuer may choose from in order to so qualify its insider grants (one such option, but not the exclusive option, is to subject the grant to certain transfer restrictions as described above). Therefore, the Program was amended by the Board to remove the transfer restrictions all together and give the administrators of the Program greater discretion in determining, on a case-by-case basis, what transfer restrictions, if any, are the most appropriate under the circumstances. The Program will, however, retain the transfer restrictions applicable specifically to incentive stock options, consistent with the applicable law now in effect governing such options.

SUMMARY OF PROGRAM

1.  PURPOSE

     The purpose of the Program is to attract, retain, motivate, and reward officers, directors and key employees of the Company and its direct and indirect subsidiaries who contribute to the management, growth and profitability of the business of the Company, and to strengthen the mutuality of interests between such individuals and the Company's Stockholders by offering them equity or equity-based incentives. If the amendments to the Program being submitted for Stockholder approval are approved at the Meeting, an additional 500,000 shares of Common Stock will be available for issuance under the Program, which would result in a maximum of 1,000,000 shares (including those shares already issued) being available for issuance pursuant to Program awards.

     As of March 1, 1997, there were two executive officers, six Outside Directors and an indeterminate number of other key executives and employees eligible to participate in the Program.

2.  SUMMARY OF BENEFITS

     The Program may be administered either by the full Board or by one or more committees of the Board appointed by the full Board of Directors of the Company (referred to herein as the "Plan Administrator"). Under the Program, the Plan Administrator may grant incentive stock options, non-qualified stock options, restored options, stock appreciation rights in tandem with stock options or freestanding, restricted stock grants and other stock based awards (the "Benefits") to eligible grantees. Outside Directors are eligible to receive only non-qualified stock options under the Program. A summary of the principal characteristics of various types of Benefits that may be granted under the Program is set forth below.

     Stock Options

     Two types of stock options may be granted under the Program: stock options intended to qualify for special tax treatment (referred to herein as "Incentive Stock Options" or "ISOs") under Section 422 of the Code and options not intended to so qualify (referred to herein as "Non-Qualified Stock Options" or "NQOs"). The option price, term and other conditions of Stock Options awarded under the Program are determined by the Plan Administrator, subject to the terms of the Program and, in the case of Stock Options intended to qualify as "Incentive Stock Options", subject to the requirements of Section 422 of the Code. Additionally, the option price of Stock Options granted under the Program may in no event be less than the fair market value of the Common Stock on the date of grant. Outside Directors may only be granted NQOs pursuant to the Incentive Program. Incentive Stock Options may only be granted to employees of the Company or any subsidiary or parent of the Company. The maximum number of shares for which Stock Options may be granted under the Program to any individual during any calendar year is 400,000.

     Restored Options

     The Program permits the grant of "Restored Options." This feature enables a participant who exercises an option by exchanging (either actually or constructively) previously-acquired shares of Common Stock to receive a new option, exercisable at the then fair market value, for the same number of shares as were exchanged in payment. Restored Options are generally exercisable in full beginning immediately on the date of grant. Except for the exercise price and the provision for immediate vesting, Restored Options have terms substantially similar to the terms of the original option (including having a term equal to the remaining term of the original option). As of this date, no Restored Options have been awarded under the Program.

     Stock Appreciation Rights

     A Stock Appreciation Right is the right to receive an amount equal to the appreciation, if any, in the fair market value of one share of Common Stock fromthe time the Stock Appreciation Right is granted until the time the grantee elects to receive payment from the Company. Participants who elect to receive payment of Stock Appreciation Rights shall receive payment in cash, in Common Stock or in any combination of cash and Common Stock, as determined by the Plan
Administrator. When Stock Appreciation Rights are granted in tandem with an Incentive Stock Option, the Stock Appreciation Rights must contain such terms and conditions as are necessary for the related option to qualify as an Incentive Stock Option. In addition, if Stock Appreciation Rights are granted in tandem with a stock option, the exercise of the option shall cause a correlative reduction in the Stock Appreciation Rights standing to the participant's credit that were granted in tandem with the option; and the payment of Stock Appreciation Rights shall cause a correlative reduction of the shares under the option. Unless waived in whole or in part by the Company, Stock Appreciation Rights may be exercised only while the grantee is employed by the Company, provided that Stock Appreciation Rights may be exercised for a period of 90 days following the death of the grantee or termination of employment by reason of total and permanent disability or upon a "change in control" (as defined in the Program) of the Company.

     Restricted Stock

     Restricted Stock is Common Stock that is subject to forfeiture until a period of time has elapsed or certain conditions have been fulfilled, as determined by the Plan Administrator and set forth in the instrument of grant. Unless waived in whole or in part by the Plan Administrator, if employment of a holder of Restricted Stock terminates prior to vesting, all shares of Restricted Stock held by him or her and still subject to restriction will be forfeited and reacquired by the Company. All restrictions imposed upon any award of Restricted Stock will lapse immediately upon the death of the grantee or termination of employment by reason of total and permanent disability or upon a "change in control" (as defined in the Program) of the Company. Certificates representing shares of Restricted Stock shall bear a legend referring to the Program, noting the risk of forfeiture of the shares and stating that such shares are non-transferable until all restrictions have been satisfied and the legend has been removed. As of the date Restricted Stock is granted, the grantee shall be entitled to full voting and dividend rights with respect to all shares of such stock. However, the Plan Administrator may, in its sole discretion, require that the stock certificates representing such shares of Restricted Stock be placed into escrow with the Company until vesting.

AMENDMENT AND TERMINATION

     The Board may amend the Program at any time, except that the Board may not amend the Program if such amendment (i) would increase the maximum number of shares in the aggregate which may be sold pursuant to options intended to qualify as Incentive Stock Options, (ii) would change the manner of determining the minimum option price of Incentive Stock Options, other than to change the manner of determining the fair market value of any shares underlying the options to conform to any applicable provisions of the Code or regulations thereunder,
(iii) would increase the periods during which Incentive Stock Options may be granted or exercised under the Program, (iv) would change the employees or class of employees eligible to receive Incentive Stock Options under the Program, (v) would cause the Program to fail to meet the requirements of Rule 16b-3 of the Exchange Act, or (vi) would violate applicable law. In any event, no termination, suspension, modification or amendment of the Program may adversely affect the rights of any grantee without his consent. The Program will terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board. The amendment or termination of the Program will not adversely affect any Benefit granted prior to such amendment or termination.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE PROGRAM

     The following is a summary of the Federal income tax consequences of the issuance and exercise of Stock Options under the Incentive Program, based upon current income tax laws, regulations and rulings.

     Incentive Stock Options. Subject to the effect of the Alternative Minimum Tax, discussed below, an optionee does not recognize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise ("Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition, which will equal the excess, if any, of the lesser of (i) the amount realized on the Early Disposition, or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income in the same year that the income is recognized. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition. The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price for the shares is an item of tax preference ("Stock Option Preference").

     Non-Qualified Stock Options. Non-Qualified Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a Non-Qualified Stock Option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of cash paid for the stock. As a result of the optionee's exercise of a Non-Qualified Stock Option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a Non-Qualified Stock Option over the exercise price is not a Stock Option Preference.

     Taxation of Preference Items. Section 55 of the Code imposes an Alternative Minimum Tax equal to the excess, if any, of (i) 26% of the optionee's "alternative minimum taxable income" up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of "alternative minimum taxable income" over $175,000 ($87,500 in the case of married taxpayers filing separately) over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

     The foregoing statement is only a general summary of the principal federal income tax consequences of the exercise and issuance of Stock Options under the Incentive Program and is based on the Company's understanding of present federal tax laws and regulations. Since tax regulations may change or interpretations may differ, each optionee should consult his or her own tax advisor regarding the tax consequences related to participation in the Program.

MARKET VALUE

     The shares of Common Stock issuable under the Program may be either authorized or unissued shares or treasury shares. The market value of the Company's Common Stock was $2.25 per share at the close of business on March 21, 1997.


                             STOCKHOLDERS' PROPOSALS

     Any proposal by stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than October 31, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.


                                  ANNUAL REPORT

     Concurrently with the mailing of these Proxy Materials, the Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 1996. Such Annual Report is not to be regarded as proxy solicitation material.

     UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE 1997 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1996 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If the person requesting the report was not a Stockholder of record on March 25, 1997, the request must contain a good faith representation that the person making the request was a beneficial owner of the Common Stock of the Company at the close of business on such date. Requests mailed prior to May 1, 1997, should be addressed to Carlyle Industries, Inc., 1430 Broadway, New York, New York 10018 (Attn: Edward F. Cooke). Requests mailed on or after May 1, 1997, should be addressed to Carlyle Industries, Inc., One Palmer Terrace, Carlstadt, New Jersey 07072 (Attn: Edward F. Cooke).

                                 OTHER BUSINESS

                                   (PURPOSE 4)

     Management does not know of any other matters to be presented at the Meeting for action by the Stockholders. If any other matters requiring a vote of the Stockholders arise at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

                    SOLICITATION AND EXPENSES OF SOLICITATION

     Officers and employees of the Company may solicit proxies by personal interview, mail, telegraph and telephone. No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, bankers and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. The cost of preparing this Proxy Statement and all other costs in connection with solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company.

     Even if you plan to attend the Meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the Meeting, your proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                           By order of the Board of Directors,



                                           EDWARD F. COOKE
                                           Secretary

March 28, 1997

                                    EXHIBIT A

                            CARLYLE INDUSTRIES, INC.

                             1994 INCENTIVE PROGRAM
                          AS AMENDED FEBRUARY 27, 1997

     The 1994 Incentive Program, as amended (the "Program"), of Carlyle Industries, Inc. (the "Company") provides for the grant to officers, directors, key executives, employees, consultants and advisors of the Company and its direct or indirect subsidiaries of certain rights to acquire shares of the Company's common stock (the "Common Stock"). The Company believes that this Program will cause those persons to contribute materially to the growth of the Company, thereby benefiting its stockholders.

     1. ADMINISTRATION.

     The Program shall be administered and interpreted either by the full Board of Directors of the Company or by a Committee or Committees consisting of not less than two persons appointed by the Board of Directors of the Company from among its members (the Committee(s) or the full Board of Directors, as the case may be, the "Plan Administrator"). The Board of Directors of the Company may appoint different Committees to handle different administrative duties under the Program. The Plan Administrator shall determine the fair market value of the Common Stock as at any date for purposes of the Program in accordance with the provisions of Section 9(i) hereof. The Plan Administrator's decisions shall be final and conclusive with respect to the interpretation and administration of the Program and any grant made under it.

     2. GRANTS.

     Grants under the Program shall consist of incentive stock options, non-qualified stock options, stock appreciation rights in tandem with stock options or freestanding, restricted stock grants, and Restored Options (any of the foregoing, in any combination, collectively, "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Program as the Plan Administrator deems appropriate. The Plan Administrator shall approve the form and provisions of each Grant. Grants under a particular section of the Program need not be uniform, and Grants under two or more sections may be combined in one instrument.

     3. ELIGIBILITY FOR GRANTS.

     Grants may be made to any employee, officer, key executive, director, professional or administrative employee, consultant or advisor of the Company or any of its subsidiaries ("Eligible Participant"). Subject to the terms hereof, the Plan Administrator shall select the persons to receive Grants ("Grantees") from among the Eligible Participants and determine the number of shares subject to any particular Grant. The foregoing notwithstanding, directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries will be eligible to receive only NQOs (defined below) pursuant to the Program.

     4. SHARES AVAILABLE FOR GRANT.

     (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Common Stock (the "Shares") that may be issued or transferred under the Program is 1,000,000 shares. The Shares may be authorized but unissued Shares or treasury Shares. The number of Shares available for Grants at any given time shall be reduced by the aggregate of all Shares previously issued or transferred plus the aggregate of all Shares which may become subject to issuance or transfer under then-outstanding and then-currently exercisable Grants. The maximum number of shares for which stock options may be granted under the Program to any individual during any calendar year is 400,000.

     (b) Recapitalization Adjustment. If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization, recapitalization, consolidation, or merger in which the Company is the surviving corporation occurs after the adoption of the Program, the Plan Administrator shall make such proportional adjustments as it determines appropriate in the number of shares of Common Stock that may be issued or transferred thereafter under Section 4(a). The Plan Administrator shall similarly adjust the number of Shares subject to such stock option and option price in all outstanding Grants made before the event within 60 days of the event.

     5. STOCK OPTIONS.

     The Plan Administrator may grant options qualifying as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQOs") not entitled to special tax treatment under the Code or Restored Options (collectively, "Stock Options"). The following provisions are applicable to Stock Options.

     (a) Exercise of Option. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Company, either with or without accompanying payment of the option price. The notice of exercise, once delivered, shall be irrevocable.

     (b) Satisfaction of Option Price. The Grantee shall pay the option price (the "Option Price") in cash, or with the Plan Administrator's permission, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and Shares. The Grantee shall pay the Option Price not later than thirty
(30) days after the date of a statement from the Company following exercise setting forth the Option Price, fair market value of Common Stock on the exercise date, the number of shares of Common Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. If the Grantee fails to pay the Option Price within the thirty (30) day period, the Plan Administrator shall have the right to take whatever action it deems appropriate, including voiding the option exercise. The Company shall not issue or transfer shares of Common Stock upon exercise of a Stock Option until the Option Price is fully paid.

     (c) Price; Term and Conditions. The exercise price per share, term and other provisions of Stock Options granted hereunder shall be specified by the Plan Administrator, in its discretion, in the Grant, as limited, or in the case of ISOs, by the provisions of Section 5(d) hereof; provided, however, that the exercise price of all Stock Options granted under the Program shall be not less than the fair market value of the Common Stock on the date of grant.

     (d) Limits on the ISOs. ISOs may only be granted to employees of the Company or any subsidiary or parent of the Company. ISOs by their terms shall not be transferable by the Grantee otherwise than by the laws of descent and distribution, and shall be exercisable, during the lifetime of Grantee, only by the Grantee. The aggregate fair market value of the stock covered by ISOs granted under the Program or any other stock option plan of the Company or any subsidiary or parent of the Company that becomes exercisable for the first time by any Grantee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the time of grant. The price at which Common Stock may be purchased by the Grantee under an Incentive Stock Option shall be not less than the fair market value (or 110% of the fair market value if the Grantee is a 10% stockholder) of Common Stock on the date of the grant. ISOs shall become exercisable on the dates specified by the instrument of grant, provided that ISOs shall become exercisable in full immediately upon (i) the death of Grantee or termination of employment by reason of disability (within the meaning of Section 22(e)(3) of the Code) or (ii) a change in control of the Company, as such term is defined in Section 9(j) hereof. All rights of a Grantee in an ISO granted pursuant to the Program, to the extent that they have not been exercised, shall terminate upon the expiration of ten (10) years from the date of grant (or five (5) years if the Grantee is also a 10% stockholder) or, if sooner, three (3) months after Grantee's termination as an employee of the Company for any reason, including death. Notwithstanding the foregoing, in the event that Grantee's employment by the Company is terminated by reason of disability (within the meaning of Section 22(e)(3) of the Code), the three (3) month period referenced in the preceding sentence shall be one (1) year and, in the event that Grantee's employment is terminated by reason of removal for cause, all of the Grantee's ISOs then outstanding shall terminate immediately upon the date of such termination.

     (e) Restored Options. Stock Options granted under the Program may, with the Plan Administrator's permission, include the right to acquire a restored option (a "Restored Option"). If a Stock Option grant contains a Restored Option and if a Grantee pays all or part of the Option Price of the Stock Option with shares of Common Stock held by the Grantee, then upon exercise of the Stock Option the Grantee shall be granted a Restored Option t o purchase, at the fair market value as of the date of the grant of the Restored Option, the number of shares of Common Stock of the Company equal to the sum of the number of whole shares used by the Grantee in payment of the Option Price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. A Restored Option may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the Stock Option to which a Restored Option is related.

     6. STOCK APPRECIATION RIGHT.

     The Plan Administrator may grant a Stock Appreciation Right ("SAR") either independently or in conjunction with any Stock Option granted under the Program either at the time of grant of the option or thereafter. The following provisions are applicable to each SAR:

     (a) Options to Which Right Relates. Each SAR which is issued in conjunction with a Stock Option shall specify the Stock Option to which the SAR is related, together with the Option Price and number of option shares subject to the SAR at the time of its grant.

     (b) Requirement of Employment. Each SAR may be exercised only while the Grantee is in the employment of the Company, provided that the Plan Administrator may provide for partial or complete exceptions to this requirement as it deems equitable, and, provided further, that each SAR may be exercised for a period of 90 days following (i) the death of the Grantee or termination of employment because of total and permanent disability or (ii) upon a Change in Control of the Company as such term is defined in Section 9(j) hereof.

     (c) Exercise. A Grantee may exercise each SAR in whole or in part by delivering a notice of exercise to the Company, except that the Plan Administrator may provide for partial or complete exceptions to this requirement as it deems equitable.

     (d) Payment and Form of Settlement. If a Grantee exercises any SAR which is issued in conjunction with a Stock Option, the grantee shall receive the aggregate of the excess of the fair market value of each share of Common Stock with respect to which the SAR is being exercised over the Option Price of each such share. Payment, in any event, may be made in cash, Common Stock or a combination of the two, in the discretion of the Plan Administrator. Fair market value shall be determined as of the date of exercise.

     (e) Expiration and Termination. Each SAR shall expire on a date determined by the Plan Administrator at the time of grant. If a Stock Option is exercised in whole or in part, any SAR related to the Shares purchased in connection with such exercise shall terminate immediately.

     7. RESTRICTED STOCK GRANTS.

     The Plan Administrator may issue or transfer shares of Common Stock to a Grantee under a Restricted Stock Grant. Upon the issuance or transfer, the Grantee shall be entitled to vote the shares and to receive any dividends paid. The following provisions are applicable to Restricted Stock Grants:

     (a)Requirement of Employment. Subject to the provisions of Section 7(c) below, if the Grantee's employment terminates during the period designated in the Grant as the "Restriction Period," the Restricted Stock Grant terminates and the shares of Common Stock must be returned immediately to the Company. However, the Plan Administrator may provide for partial or complete exceptions to this requirement as it deems equitable.

     (b) Restrictions of Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a Successor Grantee under Section 9(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions applicable to the Grant.

     (c) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period provided that all of the conditions stated in Sections 7(a) and (b) have been met, as of the date of such lapse. Additionally, all restrictions imposed under the Restricted Stock Grant shall lapse upon (i) the death of the Grantee or termination or employment because of total and permanent disability or (ii) a Change in Control of the Company, as such term is defined in Section 9(j) hereof, provided that all of the conditions stated in Section 7(b) have been met as of the date of such lapse. The Grantee shall then be entitled to have the legend removed from the certificate.

     8. AMENDMENT AND TERMINATION OF THE PROGRAM.

     (a) Amendment. The Board of Directors may amend the Program except that it may not, with respect to ISOs granted hereunder, (i) increase the maximum number of Shares in the aggregate which may be sold pursuant to such options granted hereunder; (ii) change the manner of determining the minimum option prices, other than to change the manner of determining the fair market value of any Shares underlying the option to conform to any then applicable provisions of the Code or regulations thereunder; (iii) increase the periods during which such options may be granted or exercised or (iv) change the employees or class of employees eligible to receive such options hereunder. In any event, no termination, suspension, modification or amendment of the Program may adversely affect the rights of any Grantee without his consent.

     (b) Termination of the Program. The Program shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Program that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Plan Administrator acts under Section 9(e). The termination of the Program shall not impair the power and authority of the Plan Administrator with respect to outstanding Grants. Whether or not the Program has terminated, an outstanding Grant may be terminated or amended under Section 9(e) or may be amended by agreement of the Company and the Grantee consistent with the Program.

     9. GENERAL PROVISIONS.

     (a) Prohibitions Against Transfer. Except as otherwise expressly provided herein or in the instrument of grant, when a Grantee dies, the personal representative or other person entitled under a prior Stock Option or a Grant under the Program to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Substitute Grants. The Plan Administrator may make a Grant (a "Substitute Grant") to an employee of another corporation who becomes an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option, stock appreciation right, performance award, or restricted stock grant granted by such corporation ("Substituted Stock Incentive"). The terms and conditions of the Substitute Grant may vary from the terms and conditions required by the Program and from those of the Substituted Stock Incentive. The Plan Administrator shall prescribe the exact provisions of the Substitute Grant, preserving where possible the provisions of the Substitute Stock Incentive. The Plan Administrator shall also determine the number of shares of Common Stock to be taken into account under Section 4.

     (c) Subsidiaries. The term "subsidiary" means an affiliated corporation controlled by the Company directly or indirectly through one or more intermediaries.

     (d) Fractional Shares. Fractional shares shall not be issued or transferred under a Grant, but the Plan Administrator may pay cash in lieu of a fraction or round the fraction.

     (e) Compliance with Law. The Program, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Plan Administrator may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Plan Administrator may also adopt rules regarding the withholding of taxes on payment to Grantees.

     (f) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder of the Company with respect to any Shares covered by a Grant until the Shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

     (g) No Right to Employment. The Program and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of a Grantee at any time.

     (h) Effective Date of the Program. The Program shall become effective upon its approval by the Company' stockholders entitled to vote thereon.

     (i) Fair Market Value. For the purposes of the Program, the term "fair market value" means, as of any date, the closing price of a share of Common Stock of the Company on such date. The closing price shall be (i) if the common stock is then listed or admitted for trading on any national securities exchange or, if not so listed or admitted for trading, is listed or admitted for trading on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") Small Capitalization Market or National Market System, the last sale price of the Common Stock, regular way, or the mean of the bid and asked prices thereof for any trading day on which no such sale occurred, in each case as officially reported on the principal securities exchange on which the Common Stock is listed or admitted for trading on the Small Capitalization Market or the NASDAQ National Market System, as the case may be, or (ii) if not so listed or admitted for trading on a national securities exchange or the NASDAQ Small Capitalization Market or National Market System, the mean between the closing high bid and low asked quotations for the Common Stock in the over-the-counter market as reported by NASDAQ, or any similar system for the automated dissemination of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company; provided, however, that if, by reason of extended or continuous trading hours on any exchange or in any market or for any other reason, the time, with respect to any trading day, of the close of trading for the purpose of determining the "last sale price" or the "closing" bid and asked prices is not objectively determinable, the time on such trading day used for the purpose of reporting any compilation of the last sale prices or closing bid and asked prices in The Wall Street Journal shall be the time on such trading day as of which the "last sale price" or "closing" bid and asked prices are determined for purposes of this definition. If the Common Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported, and in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If on the date in question, there is no exchange or over-the-counter market for the Common Stock, the "fair market value" of such Common Stock shall be determined by the Plan Administrator of the Company acting in good faith.

     (j) Change in Control. For purposes of the Program, the term "Change of Control" means: the acquisition, without the approval of the Board, by any person or entity, other than the Company or The Noel Group, Inc. and its affiliates, of more than 20% of the outstanding shares of Common Stock through a tender offer, exchange offer, or otherwise; the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets; a merger or consolidation involving the Company that results in the Company not being the surviving parent corporation; or a change in the majority of the members of the Board during any two-year period that is not approved by at least two-thirds of the members of the Board who were members at the beginning of the two year period.

     (k) Withholding. The Plan Administrator may, in its discretion and subject to such rules as it may adopt, permit or require a Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the distribution to him or her of Shares of Common Stock or cash pursuant to the Program by authorizing the Company to withhold from such distribution cash or Shares having a fair market value equal to the amount of the withholding tax. Notwithstanding the foregoing, the Plan Administrator shall require, as a condition to the distribution of any cash or Shares of Common Stock to any Grantee, that the Company withhold from such distribution cash or Shares having an aggregate fair market value equal to the amount of the Grantee's liability for any and all taxes required by law to be withheld.

     (l) Program Controls. In the case of any conflict between the terms of this Program and the terms of any instrument of Grant, the terms of this Program will control.

--------------------------------------------------------------------------------

                            CARLYLE INDUSTRIES, INC.

                         PROXY/VOTING INSTRUCTION CARD


                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF CARLYLE INDUSTRIES, INC.
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 22, 1997


     The undersigned appoints Edward F. Cooke and Karen Brenner, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Carlyle Industries, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 1997, and at any adjournment or postponement thereof, as indicated on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                        (Continued, and to be signed and dated on reverse side.)

                        CARLYLE INDUSTRIES, INC.
                        P.O. BOX 11045
                        NEW YORK, N.Y. 10203-0045


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[   ]

1. Election of Directors      FOR all nominees                WITHHOLD AUTHORITY to vote
                              listed below.      [ ]          for all nominees listed below.   [ ]     EXCEPTIONS   [ ]


   Nominees: Karen Brenner, Joseph S. DiMartino, Robert A. Levinson and Samuel F. Pryor, IV
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
    Exceptions _______________________________________________________________________________________________________________


2. To ratify the selection of Arthur Andersen LLP as the independent          3. To vote on the approval of certain amendments
   auditors of the Company for the fiscal year ending December 31, 1997.         to the Company's 1994 Incentive Program.

   FOR [ ]            AGAINST [ ]             ABSTAIN [ ]                        FOR [ ]        AGAINST [ ]       ABSTAIN [ ]


4. To transact such other business as may properly come before the Meeting                           Change of Address or
or any adjournments thereof.                                                                         Comments Mark Here    [ ]


                                                                                             Please sign exactly as name appears
                                                                                             hereon. When shares are held by
                                                                                             joint tenants, both should sign.
                                                                                             When signing as attorney,
                                                                                             executor, administrator, trustee
                                                                                             or guardian, please give full
                                                                                             title as such. If a corporation,
                                                                                             please sign in full corporate
                                                                                             name by an authorized officer.
                                                                                             If a partnership, please sign in
                                                                                             partnership name by any
                                                                                             authorized person.

                                                                                             Date:________________________, 1997

                                                                                             ___________________________________
                                                                                                          Signature

                                                                                             ___________________________________
                                                                                                 Signature if held jointly

                                                                                            Votes must be indicated
                                                                                            (x) black or Blue ink.   [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------